Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10KSB of Easy ESL Publishing, Inc., of our report dated March 5, 2008 on our audit of the financial statements of Easy ESL Publishing, Inc. as of January 31, 2008 and January 31, 2007, and the related statements of operations, stockholders’ equity and cash flows through twelve months ended January 31, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 10, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501